Exhibit 99.1

Tidewater to Present at Two Conferences - the JPMorgan Small/Mid Cap

Conference & Bank of America 2006 Energy Conference

NEW ORLEANS, November 7, 2006 – Tidewater Inc. (NYSE: TDW) announced today that J. Keith Lousteau, Chief Financial Officer, Executive Vice President and Treasurer and Joseph M. Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer will present at two upcoming conferences - the JPMorgan Small/Mid Cap Conference in Boston on Monday, November 13, 2006 at 10:00 a.m. CST (11:00 a.m. Eastern) and the Bank of America 2006 Energy Conference in Key Biscayne, Fl. on Friday November 17, 2006 at 9:10 a.m. CST (10:10 a.m. Eastern.)

The JPMorgan presentation will be available via real-time webcast at www.tdw.com. Playback will be available at 10:00 a.m. CST on November 14, 2006. The Bank of America presentation will be available via real-time webcast at www.tdw.com. Playback will be available at 12:10 p.m. CST on November 17, 2006.

Tidewater Inc. owns over 491 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Joe Bennett - (504) 566-4506